Exhibit 99.1

ATS Corporation Schedules Fourth Quarter and Full Fiscal Year 2008 Financial Results Conference Call and Announces Annual Meeting of Stockholders

MCLEAN, VA -- (BUSINESSWIRE) – March 4, 2009 -- ATS Corporation ("ATSC") (OTCBB: ATCT), will report earnings results for the fourth quarter and fiscal year ending December 31, 2008 after the market closes on Thursday, March 12, 2009.  ATSC management will host a conference call at 5:00 PM ET, on March 12, 2009 to discuss the results.

The dial-in number for the live teleconference for participants based in the U.S. and Canada is 866-814-8399, conference ID # 1339055. For international participants, please call into 011-800-4040-2020 and use the same conference ID #.  A recorded replay of the teleconference will also be available on the Company website (www.atsc.com) for one year from the conference call date.

Additionally, the Company announced it will hold its annual meeting of stockholders on May 5, 2009 at its headquarters, 7925 Jones Branch Drive, McLean, Virginia 22102 at 9:30 a.m., local time.  Stockholders of record at the close of business on March 15, 2009 are entitled to notice of and to vote at the meeting.

About ATS Corporation

ATSC is a leading provider of software and systems development, systems integration, infrastructure management and outsourcing, information sharing and consulting to the Department of Defense, Federal civilian agencies, public safety and national security customers, as well as commercial enterprises.  Headquartered in McLean, Virginia, the Company has more than 600 employees at 12 locations across the country.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, as amended on March 21, 2008 and April 4, 2008. In addition, the forward-looking statements included in this press release represent our views as of March 4, 2009. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to March 4, 2009.

Additional information about ATSC may be found at www.atsc.com.

Company Contact:
Joann O’Connell
Vice President, Investor Relations
ATS Corporation
(571) 766-2400

Media Contact:
Penny Parker
Corporate Communications Manager
ATS Corporation
(571) 766-2400